Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
David J. Gunter
Ocwen Financial Corporation
T: 561.682.8367
E: David.Gunter@Ocwen.com

OCWEN FINANCIAL CORPORATION ANNOUNCES A REVISED RECORD DATE FOR THE
PRO RATA TAX-FREE DISTRIBUTION OF ALTISOURCE PORTFOLIO SOLUTIONS S.A.
COMMON SHARES

West Palm Beach, FL. – July 23, 2009 – Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE: OCN) today announced that the previously scheduled record date of July 30, 2009 in connection with the distribution of the common shares of Altisource Portfolio Solutions S.A. (NASDAQ: ASPS) to all Ocwen shareholders (including the holders of Ocwen’s 3.25% Contingent Convertible Unsecured Senior Notes due 2024 on an as if converted basis) has been rescheduled to August 4, 2009. The distribution date remains August 10, 2009.

About Ocwen:
Ocwen Financial Corporation is a leading asset manager and business process solutions provider specializing in loan servicing, special servicing, and mortgage services. Ocwen is headquartered in West Palm Beach, Florida with offices in Arizona, California, the District of Columbia, Florida, Georgia and New York and global operations in Canada, Germany, India and Uruguay. Utilizing our state of the art technology, world-class training and six sigma processes, we provide solutions that make our clients’ loans worth more. Additional information is available at www.ocwen.com.

Forward-Looking Statements:
Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, September 30, 2008 and March 31, 2009 and our Forms 8-K filed during 2007, 2008 and 2009. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements.